INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Post-Effective Amendment to the Registration Statement of The Arielle Corp. on Form SB-2 (File No. 333-61629) of our Independent Auditors' Report dated August 25, 2000, on the consolidated financial statements of Method Products Corp. and subsidiary, appearing in the Prospectus, which is part of the Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Ahearn, Jasco + Company, P.A.
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AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants


Pompano Beach, Florida
September 5, 2000